UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 5, 2007

HALLADOR PETROLEUM COMPANY
(Exact Name of Registrant as specified in Charter)

         Colorado                                                                               0-14731                                                    84-1014610
(State or Other Jurisdiction                                                (Commission File Number)                                 (IRS Employer
of Incorporation)                                                                                                                                           Identification No.)

 1660 Lincoln Street, Suite 2700, Denver, Colorado          80264-2701
        (Address of Principal Executive Offices)                                                                                                       (Zip Code)

Registrant’s telephone number, including area code: 303-839-5504
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

❒Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 5, 2007, Hallador Petroleum Company (“Hallador”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) to purchase an additional 13.102581% limited partnership interest in Savoy Energy Limited Partnership, a Michigan limited partnership (“Savoy”) from Savoy for an aggregate purchase price of $6 million. Following the purchase, Hallador owns an aggregate of 45.405909% limited partnership interest in Savoy. Our CEO, Victor Stabio, continues as a member of the Executive Committee of Savoy.

The above description is a summary and is qualified in its entirety by the terms of the Purchase Agreement, which will be filed as an exhibit to Hallador’s Quarterly Report on Form 10-QSB for the period ending September 30, 2007.

Item 3.02 Unregistered Sales of Equity Securities

On October 5, 2007, we sold 3,564,517 shares of common stock (the “Shares”), par value $0.01, for an aggregate cash purchase price of $11,050,002.70. The Shares were offered and sold to investors in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. The proceeds from the sale of the Shares will be used for general corporate purposes and to purchase additional limited partnership interests in Savoy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          HALLADOR PETROLEUM COMPANY

Date: October 9, 2007                                                     By: /s/ Victor P. Stabio
                   Victor P. Stabio
              Chief Executive Officer and President